Exhibit 21.1

SUBSIDIARIES OF CYPRESS SEMICONDUCTOR CORPORATION

Name	Jurisdiction of Incorporation
AgigA Tech, Inc.	United States of America
AgigA Tech (Mauritius) LLC	Mauritius
AgigA Tech Chengdu L.L.C.	China
AgigA Tech Chengdu Rep Office	China
Cypress Semiconductor Corporation	United States Of America
Cyland Corporation	Philippines
Cypress Manufacturing, Ltd.	Cayman Islands
Cypress Manufacturing Limited-Philippine Branch	Philippine
Cypress Semiconductor (Luxembourg) Sarl	Luxembourg
Cypress Semiconductor Malaysia Regional Office	Malaysia
Cypress Semiconductor (Mauritius) L.L.C.	Mauritius
Cypress Semiconductor (Minnesota) Inc.	United States of America
Cypress Semiconductor (Scandinavia) AB	Sweden
Cypress Semiconductor (Switzerland) Sarl	Switzerland
Cypress Semiconductor (Texas) Inc.	United States of America
Cypress Semiconductor Beijing Rep Office (Branch)	China
Cypress Semiconductor (UK) Limited	United Kingdom
Cypress Semiconductor Canada	Canada
Cypress Semiconductor GmbH	Germany
Cypress Semiconductor International (Hong Kong) Limited	Hong Kong
Cypress Semiconductor International Sales B.V.	Netherlands
Cypress Semiconductor Intl Inc.	United States of America
Cypress Semiconductor Ireland	Ireland
Cypress Semiconductor Italia S.R.L.	Italy
Cypress Semiconductor K.K. Japan	Japan
Cypress Semiconductor Korea Ltd.	South Korea
Cypress Semiconductor Phil. Headquarters Ltd.	Philippine
Cypress Semiconductor Regional Operation Headquarters	Philippine
Cypress Semiconductor Procurement LLC	United States of America
Cypress Semiconductor Round Rock, Inc.	United States of America
Cypress Semiconductor SARL	France
Cypress Semiconductor Shenzhen Rep. Office	China
Cypress Semiconductor Singapore Pte. Ltd	Singapore
Cypress Semiconductor Taiwan	Taiwan
Cypress Semiconductor Technology India Private Ltd.	India
Cypress Semiconductor Technology (Shanghai) Co., Ltd.	China
Cypress Semiconductor Technology Ltd.	Cayman Islands
Cypress Semiconductor World Trade Corp.	Ireland
Cypress Envirosystems Inc.	United States of America
Cypress Venture Fund I, L.L.C.	United States of America
Deca Technologies Inc.	United States of America
Deca Technologies, Inc. Cayman	Cayman Islands
Deca Technologies Philippines Headquarters Limited	Cayman Islands
Deca Technologies Inc. (Philippines Branch)	Grand Cayman
Deca Technologies Regional Operation Headquarters	Philippines
In-System Design, Inc.	United States Of America
Simtek Gmbh	Germany